Exhibit 10.1

Transition Agreement

This Transition Agreement (the “Agreement”) sets forth the mutual agreement of Champion Homes, Inc., for itself, its subsidiaries, and related entities (collectively, the “Company”) and Joe Kimmell (“Executive”) regarding the subject matters addressed below. The Company and Executive may be referred to collectively as the “Parties”.

WHEREAS, Executive is currently employed by Champion Homes, Inc. as EVP of Operations, and the Parties agree that he will retire and his employment will end; and

WHEREAS, the Company and Executive mutually agree that it is in their best interests to cooperate during the Executive’s transition from the Company;

NOW THEREFORE, in consideration of the mutual agreements and promises set forth in this Agreement, the receipt and sufficiency of which are acknowledged, the Company and Executive agree as follows:

1.
Separation Date. Executive’s employment with the Company will terminate on June 26, 2026 (the “Separation Date”).

2.
Transition Period. For the period between the date this Agreement is executed by all parties (the “Transition Date”) and the Separation Date (such period, the “Transition Period”), Executive will continue in his position as EVP of Operations.

a.
During the Transition Period, Executive will perform the duties and responsibilities of his role and assigned by the Company from time to time. During the Transition Period, Executive will cooperate in the orderly transition of Executive’s duties. Executive shall abide by all applicable agreements with the Company and all work rules, regulations, policies, and all lawful instructions and directives of the Company.

b.
Executive will use his reasonable best efforts in the performance of the duties and responsibilities as assigned to him from time to time, and Executive will make commercially reasonable efforts to perform those duties and responsibilities to the reasonable satisfaction of the Company.

c.
Unless otherwise directed by the Company, Executive shall work on a full-time basis.

d.
Executive will return all property and Confidential Information of the Company and its Affiliates (as that term is defined in the Award Agreements) on or before the Separation Date, unless otherwise agreed by the Company.

3.
Compensation and Benefits During the Transition Period. During the Transition Period, the Company shall continue to pay Executive’s base salary as of the Transition

Date minus all required taxes and withholdings, which will be payable in accordance with the Company’s general payroll practices. During the Transition Period, Executive will be eligible to continue to participate in all insurance and benefit plans and programs Executive was participating in as of the Transition Date, subject to and in accordance with the terms of those plans and programs, he will be entitled to take vacation and seek reimbursement of expenses consistent with past practice.

4.
Cooperation and Consultancy Following Separation. Following the Separation Date, Executive will cooperate with the Company in connection with his separation from the Company, and agrees to provide consulting services to the Company. Executive will cooperate fully in connection with any existing or future claims, lawsuits, regulatory actions, investigations or proceedings that relate in any manner to Executive’s conduct or duties at Company or that are based on facts about which Executive obtained personal knowledge while employed at Company or is alleged to have such knowledge.

a.
In addition, between the Separation Date and August 31, 2026 (the “Consulting Period”), Executive shall, as reasonably requested by the Company from time to time, reasonably cooperate in connection with orderly transition of his duties and provide financial and business consulting services and advice to the Company, and such other services as may be reasonably requested by the Company (the “Consulting Services”). The Consulting Services will include (a) participating in any virtual or other meetings as may be reasonably requested and scheduled by the Company (in consultation with Executive) during regular business hours from time to time, and (b) responding in a timely manner to emails and phone messages, if any, from the Company.
b.
With respect to the Consulting Services, Executive shall be deemed to be an independent contractor. Executive shall not be entitled to any benefits, equity or incentive awards, or other benefits or payments with respect to the Consulting Services or the Consulting Period except as provided herein.

5.
Consideration and Equity Compensation. Executive has been granted certain restricted stock unit awards (each, an “Award,” and collectively, the “Awards”) pursuant to the terms of the Company’s 2018 Equity Incentive Plan (the “Plan”) and an award agreement applicable to each Award (each, an “Award Agreement” and collectively, the “Award Agreements”). The Parties acknowledge and agree that, subject to the terms of each Award Agreement and the Plan, vesting of each Award shall continue while the Executive is employed, provided that each Award shall continue to be subject to forfeiture, clawback and other restrictions as provided in the applicable Award Agreement or the Plan. The Parties agree that each Award Agreement shall be deemed amended to conform to the provisions of this Paragraph 5 and that, except as otherwise provided herein, each Award Agreement shall continue in effect in accordance with its terms, including Executive’s eligibility for Rule of 75 treatment. The Parties further agree that in consideration of the Consulting Services provided herein by Executive, the first one-third of the units granted (i.e., the first tranche of the award) pursuant to the special equity award granted to Executive on August 14, 2025, shall vest on the date of the Effective Final Release (the “Special Equity Vesting”).

6.
Early Termination.

a.
Early Termination of Employment. If (i) Executive's employment is terminated by Company before the Separation Date for any of the reasons described below, or (ii) Executive quits, resigns, or otherwise voluntarily leaves employment before the Separation Date, in either such event Executive’s last day of employment will be the date of such termination or resignation, and Executive will not be eligible to receive, and will forfeit, the Special Equity Vesting.

b.
Violation of Terms and Conditions. If at any time Executive breaches any of the terms or conditions of this Agreement, or any of the terms and conditions of the Award Agreements or the Plan applicable to Executive, or any other agreement between Executive and Company, or violates Company’s Code of Conduct or any other Company’s written policy generally applicable to employees of Executive's level and position, Company may terminate Executive's employment and shall not be obligated to make the Special Equity Vesting.

7.
Compete Release of Claims. The Transition Period and the Special Equity Vesting are expressly conditioned upon Executive signing, and not thereafter revoking, this Agreement and its general release of legal claims and the Final Release as provided herein.

a.
General Release of Legal Claims. Executive hereby fully releases Company and all of its owners, partners, shareholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, subsidiaries, joint ventures, and Affiliates (including, without limitation, all agents, directors, officers, employees, representatives, and attorneys of such subsidiaries, joint ventures, and affiliates) (collectively, “Released Parties”), and each of them, from any and all claims, liabilities, actions, or causes of action of any kind or character whatsoever, whether at law or in equity, whether known or unknown, whether contingent or absolute, which Executive may have against any of them. This is a general release of legal claims. This general release and waiver of claims includes, without limitation, claims under any state or federal constitution, statute, law, rule, regulation, or common-law principle of tort, contract, or equity, except for the obligations of the Company under this Agreement. This general release and waiver of claims includes, without limitation, claims for personal injuries, back pay, attorneys’ fees, losses or damage to real or personal property, economic loss or damage of any kind, breach of contract (express or implied), defamation, breach of any covenant of good faith (express or implied), tortious interference with contract, wrongful termination, business or personal tort (whether intentional or negligent), misrepresentation, or any other losses or expenses of any kind (whether arising in tort, contract, or by statute) arising out of Executive’s employment relationship with or separation from the Company and/or any other alleged acts or omissions by the Released Parties not expressly excluded herein. This general release and waiver of claims includes, without limitation, any federal, state, or other governmental statute, regulation, or ordinance, including, without limitation, those arising under or relating to qui tam, employment discrimination, termination of employment, retaliation, payment of wages or provision of benefits, and the following federal statutes (in each case as amended): Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act (“ADA”), the Genetic Information Nondiscrimination Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act (“FMLA”), the Fair Labor Standards Act (“FLSA”), the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), the Uniformed Services Employment and Reemployment Rights Act (“USERRA”), the Worker Adjustment and Retraining Notification (“WARN”) Act, the Consolidated Omnibus Budget Reconciliation Act “"COBRA”), and the Occupational Safety and Health Act (“OSHA”).

b.
Final Release. No earlier than the Separation Date, Executive will execute the final release attached hereto as Exhibit A (the “Final Release”). The Final Release will also have a consideration period of at least twenty-one (21) days, and a Revocation Period of at least seven (7) days after such Final Release is signed by Executive. If Executive timely signs and does not thereafter revoke the Final Release during its Revocation Period, the Final Release will constitute an “Effective Final Release,” and Company will provide Executive with the Special Equity Vesting.

c.
Claims that Are Not Released. Notwithstanding the foregoing, the release contained herein, and the Final Release, shall not release or waive: (i) any rights or claims that Executive might have which arise as a result of any conduct that occurs after Executive signs this Agreement or after Executive signs the Final Release; (ii) any rights or claims for benefits under or workers’ compensation law or for continuation rights under COBRA; (iii) any claims that by law cannot be waived in a private agreement between an employer and an employee, including (without limitation) the right to file a charge with or participate in an investigation conducted by the Equal Employment Opportunity Commission (“EEOC”) or any state or local fair employment practices agency; however, Executive waives any right to any monetary recovery or other relief should the EEOC or any other agency pursue a claim on Executive’s behalf; (iv) rights to vested benefits under any applicable retirement and/or pension and/or deferred compensation plans; (v) rights under the applicable terms of equity plans and agreements; and/or (vi) any claims to enforce the terms of this Agreement.

d.
Consideration and Revocation Periods. Executive is advised to consult with an attorney before signing this Agreement or its Exhibit A. Executive understands that Executive may take up to twenty-one (21) days following Executive's receipt of this Agreement and its Exhibit A to consider this Agreement and its Exhibit A. Executive understands that Executive may use as much or as little of this period as Executive chooses before signing the Agreement. Provided, however, Executive may not sign the Exhibit A before the Separation Date.
i.
If Executive accepts this Agreement, Executive must sign it and return it to Laurel Krueger (lkrueger@championhomes.com) on or before the expiration of the 21-day period following Executive’s receipt of this Agreement. By signing this Agreement, Executive acknowledges that Executive was afforded a period of at least twenty-one (21) days in which to consider it.
ii.
In addition, Executive understands that Executive has a period of seven days following the date of signing this Agreement within which to revoke this Agreement. To revoke this Agreement, Executive understands that Executive must provide written notification of revocation to Laurel Krueger (lkrueger@championhomes.com) within seven (7) days from the date Executive signed it. If Executive elects to revoke this Agreement, this Agreement shall be of no force or effect.

e.
Indemnification; Complete Defense. Executive agrees to indemnify any and all of the Released Parties from any and all losses, damages, or expenses whatsoever, including without limitation attorneys’ fees and costs, that any and all of them may incur by virtue of Executive’s pursuit of any claim, damage, lawsuit, injury, liability, or cause of action released in this Agreement and its Exhibit A, including without limitation, Executive’s filing or presentation of any sort of written claim for monetary damages and/or the filing of any lawsuit. Executive agrees that, in the event of Executive’s pursuit or filing of any such claim (subject to Paragraph 2 of Exhibit A), the Released Parties shall be entitled to invoke and rely on this Agreement and its Exhibit A as an absolute bar and complete defense, and that the Released Parties shall be entitled to assert an affirmative claim against Executive for breach of this Agreement.

8.
Restrictive Covenants. Executive shall continue to abide by all covenants and restrictions in any agreement with the Company and its Affiliates with respect to noncompetition, nonsolicitation, confidential information, and intellectual property, including, without limitation, all such restrictive covenants enumerated in the Award Agreements.

9.
Confidential Information.

a.
For the purposes of this Agreement, “Confidential Information” means any proprietary business information of Company and its Affiliates in any form that is not generally known by the public or in the industry, including, but not limited to, the following: any and all business plans and strategies; financial information; proposals, reports, forecasts, and marketing plans and information; market intelligence; training information; cost information; customer information; sales volume and other sales statistics; personnel data; pricing information; concepts, ideas, and inventions; plans, formulas, models, mockups, samples, product and service plans; product and device prototypes; technical designs and specifications; product designs, product blueprints, sketches, graphs, drawings, and photographs; data; manuals and instructions; documentation, notes, and analysis; compilations, studies, summaries and confidential reports; procedures; information respecting past, current, and planned research and development; information respecting existing and proposed investments and acquisitions; information respecting providers and suppliers; information respecting vendors and contractors; information respecting operations; information respecting any and all devices, products, and services; information respecting repairs and maintenance; information respecting testing and modification; information respecting computer programs, systems, software, hardware, firmware, technical data, database technologies, structures, and architectures (including, without limitation, related documentation, source and object codes, devices, processes, improvements, discoveries, concepts, ideas, designs, and methods); information marked or designated as confidential, privileged, or secret; and all other knowledge and information of a confidential and proprietary nature, which has ever been or will be revealed to or discovered by Executive. “Confidential Information” shall not include information that (a) has become generally available to the public other than as a result of Executive’s violation of this Agreement, (b) was available to Executive on a non-confidential basis prior to his employment with Company, or (c) has become available to Executive on a non-confidential basis from a source other than Company or any Affiliate of Company who has the right to disclose such information without violating any right or privilege of Company. This definition shall not limit any definition of “confidential information” or any equivalent term under applicable law.

b.
Except in the course of performing Executive’s obligations under this Agreement or pursuant to written authorization from Company, Executive shall hold in confidence and shall not: (a) directly or indirectly through any other person or entity reveal, report, publish, disclose or transfer Confidential Information to any person or entity; or (b) use any Confidential Information for any purpose other than for the benefit of Company and its Affiliates. Executive acknowledges that Company may, from time to time, have agreements with other persons or entities that impose obligations or restrictions on Company regarding work to be performed by Executive, or regarding the confidential nature of the work or the confidential or proprietary information of any third party disclosed during or used as part of such work. Executive agrees to be bound by all such obligations and restrictions about which Company notifies Executive. Executive’s obligations under this Paragraph shall survive until the expiration of the Restricted Period. The covenants and terms of this Paragraph 10 shall be in addition to, and shall not amend or supersede, any covenants regarding confidentiality and trade secrets in other agreement between Executive and the Company, including the Award Agreements.

10.
Confidentiality of Agreement. Executive will keep the terms, amount, and fact of this Agreement completely confidential. Notwithstanding the foregoing, Executive may disclose pertinent information concerning this Agreement to Executive's attorneys, tax advisors and financial planners, and Executive's spouse and other close family members, provided they have previously been informed of and have agreed to be bound by this confidentiality clause. Executive understands and agrees that a breach of this confidentiality clause by Executive’s spouse and other close family members will be deemed a breach of this Agreement by Executive.

11.
Non-disparagement. During the Restricted Period, Executive shall not, directly or indirectly, make any statement, oral or written, or perform any act or omission which is or could be detrimental in any material respect to the reputation or goodwill of Company or any other Released Parties. Executive understands that Executive’s compliance with a subpoena or other compulsory legal process, applicable law, or court order, or Executive’s participation as a witness in any lawsuit will not be a violation of this Paragraph.

12.
Participation in Government Matters. Nothing in this Agreement restricts or prohibits Executive from communicating with, providing testimony before, providing Confidential Information to, or filing or cooperating in a claim or investigation directly with a self-regulatory authority or a governmental agency or entity (without the need to seek Company’s prior approval), including the EEOC, the Department of Justice, the Securities Exchange Commission, the Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation or receiving an award from any Regulator that provides awards for providing information. However, to the maximum extent permitted by law, Executive acknowledges and agrees that Executive is waiving Executive's right to receive any individual monetary relief from resulting from such claims.

13.
Tax Matters; Section 409A Compliance. Executive shall be solely responsible for Executive’s own federal, state, and local tax liabilities with respect to the amounts paid under this Agreement. All compensation and payments to Executive, shall be subject to all applicable taxes and required withholdings. The benefits payable pursuant to this Agreement are intended either to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and regulations thereunder (“Section 409A”), as payments that would fall within the “short-term deferral period” within the meaning of Treasury Regulation Section 1.409A-1(b)(4) and/or the separation pay exception in Treasury Regulation Section 1.409A-1(b)(9), to the extent available, or to comply with the provisions of Section 409A. This Agreement shall be interpreted to avoid any penalty or sanctions under Section 409A. Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to the maximum extent permitted to be exempt from or compliant with Section 409A and, if necessary, any such provision shall be deemed amended to comply with Section 409A and regulations thereunder. While this Agreement is intended to be exempt from or compliant with Section 409A, the Company neither makes nor has made any representation, warranty or guarantee of any federal, state or local tax consequences of Executive’s entitlements under this Agreement, including, but not limited to, under Section 409A.
14.
Miscellaneous.

a.
Non-Admission of Liability. By entering into this Agreement, neither Company nor Executive admits any liability or wrongdoing.
b.
Employment and Other Agreements; Amendment. This Agreement supersedes all other understandings and agreements, oral or written, between the Parties with respect to the subject matter hereof, and constitutes the sole agreement between the Parties with respect to its subject matter. Provided, however, Executive acknowledges and agrees that the provisions of agreements (including the Award Agreements) and amendments thereto that Executive previously entered into with Company and its Affiliates that are intended to survive Executive's termination of employment, shall remain in full force and effect. This Agreement may not be modified or amended unless such modification or amendment is in writing and signed by both Parties.
c.
Representation and Warranty. Except as disclosed to the Company in writing prior to the date Executive signs this Agreement, Executive represents and warrants that Executive is not aware of and has no knowledge, either direct or indirect, of (a) any legal or regulatory violations by the Company or its employees, agents, or Affiliates, or (b) any other matter involving non-compliance with any applicable law, statute, or regulation by the Company or its employees, agents, or Affiliates.
d.
Successors. This Agreement shall be binding upon Executive and Company and their heirs, representatives, executors, administrators, successors, insurers, and assigns, and shall inure to the benefit of each and all of them and to their heirs, representatives, executors, administrators or assigns.
e.
Applicable Law and Venue. This Agreement shall be interpreted in all respects by the internal laws of the State of Michigan. The exclusive venue for the resolution of any disputes shall be solely in the state and federal courts located in Oakland County, Michigan.
f.
Remedies. In the event Executive breaches, or threatens to commit a breach of, any of the covenants in Paragraph 9, 10, 11, or 12, the Company shall have the right and remedy, without the necessity of proving actual damage or posting a bond, to enjoin, preliminarily and permanently, Executive from violating or threatening to violate such covenants and to have the covenants specifically enforced by any court or tribunal of competent jurisdiction. Such right and remedy shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to Company at law or in equity.
g.
Severability. The fact that one or more paragraphs (or portion thereof) of this Agreement may be deemed invalid or unenforceable by any court shall not invalidate the remaining paragraphs or portions of such paragraphs of this Agreement.

Signature Page Follows

THE UNDERSIGNED HEREBY ACKNOWLEDGE AND AGREE THAT THEY HAVE CAREFULLY READ THE FOREGOING AGREEMENT, KNOW AND UNDERSTAND THE CONTENTS THEREOF, AND VOLUNTARILY SIGN THE SAME OF THEIR OWN FREE ACT WITHOUT ANY THREAT, COERCION, OR UNDUE INFLUENCE OF ANY KIND.

EXECUTIVE ________________________________ Joe Kimmell Date: ____________________________	CHAMPION HOMES, INC. By:________________________________ Name/Title:_________________________ Date: _______________________________

EXHIBIT A

The following constitutes Exhibit A to the Separation Agreement (the “Agreement”) entered into by and between Champion Homes, Inc., for itself, its subsidiaries, parents and related entities (collectively, the “Company”) and Joe Kimmell (“Executive”). Any capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

1.
Final Release of Claims. Executive hereby fully releases Company and all of its owners, partners, shareholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, subsidiaries, joint ventures, and Affiliates (including, without limitation, Champion Homes, Inc., and all agents, directors, officers, employees, representatives, and attorneys of such subsidiaries, joint ventures, and Affiliates) (collectively, "Released Parties"), and each of them, from any and all claims, liabilities, actions, or causes of action of any kind or character whatsoever, whether at law or in equity, whether known or unknown, whether contingent or absolute, which Executive may have against any of them. This is a general release of legal claims. This general release and waiver of claims includes, without limitation, claims under any state or federal constitution, statute, law, rule, regulation, or common-law principle of tort, contract, or equity, except for the obligations of the Company under this Agreement. This general release and waiver of claims includes, without limitation, claims for personal injuries, back pay, attorneys’ fees, losses or damage to real or personal property, economic loss or damage of any kind, breach of contract (express or implied), defamation, breach of any covenant of good faith (express or implied), tortious interference with contract, wrongful termination, business or personal tort (whether intentional or negligent), misrepresentation, or any other losses or expenses of any kind (whether arising in tort, contract, or by statute) arising out of Executive’s employment relationship with or separation from the Company and/or any other alleged acts or omissions by the Released Parties not expressly excluded herein. This general release and waiver of claims includes, without limitation, any federal, state, or other governmental statute, regulation, or ordinance, including, without limitation, those arising under or relating to qui tam, employment discrimination, termination of employment, retaliation, payment of wages or provision of benefits, and the following federal statutes (in each case as amended: Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act (“ADA”), the Genetic Information Nondiscrimination Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act (“FMLA”), the Fair Labor Standards Act (“FLSA”), the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act ("OWBPA"), the Uniformed Services Employment and Reemployment Rights Act ("USERRA"), the Worker Adjustment and Retraining Notification (“WARN”) Act, the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), and the Occupational Safety and Health Act (“OSHA”).

2.
Claims that Are Not Released. Notwithstanding the foregoing, the release contained in this Exhibit A shall not release or waive: (i) any rights or claims that Executive might have which arise as a result of any conduct that occurs after Executive signs this Exhibit A; (ii) any rights or claims for benefits under or workers’ compensation law or for continuation rights under COBRA; (iii) any claims that by law cannot be waived in a private agreement between an employer and an employee, including (without limitation) the right to file a charge with or participate in an investigation conducted by the Equal Employment Opportunity Commission (“EEOC”) or any state or local fair employment practices agency; however, Executive waives any right to any monetary recovery or other relief should the EEOC or any other agency pursue a claim on Executive’s behalf; (iv) rights to vested benefits under any applicable retirement and/or pension and/or deferred compensation plans; (v) rights under the applicable terms of equity plans and agreements; and/or (vi) any claims to enforce the terms of the Agreement.

3.
Consideration and Revocation Periods. Executive is advised to consult with an attorney before signing this Exhibit A. Executive understands that Executive may take up to twenty-one (21) days following Executive's receipt of this Exhibit A to consider its terms. Executive understands that Executive may use as much or as little of this period as Executive chooses before signing this Exhibit A. Provided, however, Executive may not sign this Exhibit A before the Separation Date.

a.
If Executive accepts this Exhibit A, Executive must sign it and return it to Laurel Krueger (lkrueger@championhomes.com). By signing this Exhibit A, Executive acknowledges that Executive was afforded a period of at least twenty-one (21) days in which to consider it.
b.
Executive understands that Executive has a period of seven (7) days following the date of signing this Exhibit A within which to revoke this Agreement (the "Revocation Period"). To revoke this Exhibit A, Executive understands that Executive must provide written notification of revocation to Laurel Krueger (lkrueger@championhomes.com) within seven (7) days from the date Executive signed it. If Executive revokes his agreement to this Exhibit A, Executive shall not be entitled to or receive the Special Equity Award.

4.
Return of Company Property. Executive acknowledges and agrees that Executive has returned any and all property of the Company or the Released Parties that is in Executive possession, including, without limitation, all keys, badges, access cards, computers, devices, equipment, passwords, access codes, Confidential Information, supplies, documents, files, reports, and any flash drives and memory devices on which information and data may have been recorded or saved.

5.
Representation and Warranty. Except as disclosed to the Company in writing prior to the date Executive signs this Exhibit A, Executive represents and warrants that Executive is not aware of and has no knowledge, either direct or indirect, of (a) any legal or regulatory violations by the Company or its employees, agents, or Affiliates, or (b) any other matter involving non-compliance with any applicable law, statute, or regulation by the Company or its employees, agents, or Affiliates.

ACKNOWLEDGED AND AGREED:

Joe Kimmell

Date: